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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                        Date of Report: November 2, 2007
                Date of Earliest Event Reported: October 29, 2007



                         WORLD WASTE TECHNOLOGIES, INC.
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             (Exact Name of Registrant as Specified in its Charter)



                                   California
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                 (State or Other Jurisdiction of Incorporation)


         1-11476                                        95-3977501
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(Commission File Number)                   (I.R.S.  Employer Identification No.)


3500 Evening Creek Drive, Suite 440, San Diego, California            92128
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       (Address of Principal Executive Offices)                    (Zip Code)


                                 (858) 391-3400
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              (Registrant's Telephone Number, Including Area Code)

                                       N/A
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

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ITEM 1.02.        TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

         As previously disclosed, in June 2003 World Waste Technologies, Inc. ("World Waste" or the "Company") entered into a multi-year recycle agreement with Taormina Industries, Inc. pursuant to which, among other things, Taormina agreed to deliver residual municipal solid waste (MSW) to World Waste for processing and World Waste agreed to lease a building for the related recycling facility on Taormina's campus in Anaheim, California (the "Anaheim Facility"). The lease for the Anaheim Facility was entered into in July 2004. The recycling agreement, as amended, provided that the recycling agreement would terminate automatically upon termination of the lease.

         As previously disclosed, during early 2007 World Waste began using the Anaheim Facility to conduct research and development activities related to the production of renewable energy from MSW. Recently World Waste determined that the ongoing research and development work would more efficiently be carried out at the location of Applied Power Concepts, the Company's research and development partner. Consequently, in order to reduce costs and focus management attention and cash resources on the Company's renewable energy process, World Waste initiated conversations with Taormina regarding termination of the lease of the Anaheim Facility and the cancellation of the associated recycling agreement. On October 29, 2007, Taormina terminated the lease and the recycling agreement, effective as of October 31, 2007. The recycling agreement does not provide for penalties due to early termination. World Waste plans to make an orderly exit from the facility over the next several months and is currently in discussion with Taormina regarding a temporary lease arrangement to facilitate the orderly removal and resale of various pieces of equipment at the site.

         The non-competition and right of first refusal provisions of the recycle agreement will survive termination of such agreement through July 25, 2014 (the date that the lease would have expired had it not been terminated). World Waste anticipates it will continue to work with Republic in other locations as a potential provider of MSW to World Waste based on World Waste's plans to design, build, own and operate commercial facilities to transform residual mixed solid waste, green waste and other waste streams into renewable energy.

         ITEM 7.01.        REGULATION FD DISCLOSURE

         The Company was recently informed by the Sacramento Municipal Utility District ("SMUD") that the Company had been "short-listed" in a process to negotiate a power purchase agreement for a renewable energy project in Sacramento, California. The SMUD program is based on a Request For Opportunities solicitation initiated by SMUD to increase the utility's capacity to provide renewable energy for its customers. As previously disclosed, World Waste has also been short listed for negotiating three other power purchase agreements with another utility. World Waste continues to work through the process of negotiating these power purchase agreements (which are not expected to be awarded until the first half of 2008, at the earliest). If selected for any or all of these projects, World Waste would need to raise significant additional financing and accomplish many other tasks, including: completion of contracts for the supply of municipal solid waste, establishment of site control, securing the necessary permits, and designing, financing and constructing the facilities.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           WORLD WASTE TECHNOLOGIES, INC.

Date:  November 2, 2007                    By:  /s/ David Rane
                                                ------------------------------
                                                David Rane
                                                CHIEF FINANCIAL OFFICER




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